EXHIBIT 99.1

PRESS RELEASE

INVESTOR CONTACT:

Trey Campbell

Synopsys, Inc.

650-584-4289

Synopsys-ir@synopsys.com

EDITORIAL CONTACT:

Cara Walker

Synopsys, Inc.

650-584-5000

corp-pr@synopsys.com

Synopsys Posts Financial Results for Second Quarter Fiscal Year 2025

Results Summary

•	Quarterly revenue of $1.604 billion, exceeding midpoint of guidance.

•	Quarterly GAAP earnings per diluted share of $2.24; non-GAAP earnings per diluted share of $3.67, exceeding guidance.

•	Reaffirming full-year 2025 revenue guidance, and non-GAAP operating margin guidance.

SUNNYVALE, Calif. – May 28, 2025 – Synopsys, Inc. (Nasdaq: SNPS) today reported results for its second quarter of fiscal year 2025. Revenue for the second quarter of fiscal year 2025 was $1.604 billion, compared to $1.455 billion for the second quarter of fiscal year 2024.

“We delivered a strong quarter, which demonstrates the mission-critical nature of our products and the resiliency of our business,” said Sassine Ghazi, president and CEO of Synopsys. “The mega trends of AI, software-defined systems, and silicon proliferation continue to drive our growth. These trends are increasing design complexity and costs, while also increasing compute performance and energy demands. Synopsys is a trusted partner in addressing these challenges and a leader in applying AI to help customers innovate faster.”

“In a dynamic macro environment, Synopsys continues to execute with strong Q2 results on the top and bottom line,” said Shelagh Glaser, CFO of Synopsys. “We’re poised to deliver a solid second half, and we’re reaffirming our full-year revenue and operating margin guidance, reflecting our confidence in the business and continued healthy demand for our products.”

Continuing Operations

On September 30, 2024, Synopsys completed the sale of its Software Integrity business. Unless otherwise noted, Synopsys’ Software Integrity business has been presented as a discontinued operation in the Synopsys’ consolidated financial statements for all periods presented herein and all financial results and targets are presented herein on a continuing operations basis.

GAAP Results

On a U.S. generally accepted accounting principles (GAAP) basis, net income for the second quarter of fiscal year 2025 was $349.2 million, or $2.24 per diluted share, compared to $299.1 million, or $1.92 per diluted share, for the second quarter of fiscal year 2024.

Non-GAAP Results

On a non-GAAP basis, net income for the second quarter of fiscal year 2025 was $572.7 million, or $3.67 per diluted share, compared to non-GAAP net income of $466.9 million, or $3.00 per diluted share, for the second quarter of fiscal year 2024.

For a reconciliation of net income, earnings per diluted share and other measures on a GAAP and non-GAAP basis, see “GAAP to Non-GAAP Reconciliation” in the accompanying tables below.

Business Segments

Synopsys reports revenue and operating income in two segments: (1) Design Automation, which includes our advanced silicon design, verification products and services, system integration products and services, digital, custom and field programmable gate array IC design software, verification software and hardware products, manufacturing software products and other and (2) Design IP, which includes our interface, foundation, security, and embedded processor IP, IP subsystems, and IP implementation services.

Financial Targets

Synopsys also provided its consolidated financial targets for the third quarter and full fiscal year 2025. These targets reflect a change in Synopsys’ fiscal year from a 52/53-week period ending on the Saturday nearest to October 31 of each year to October 31 of each year. As a result of this change, there will be ten fewer days in the first half of fiscal year 2025 and two extra days in the second half of fiscal year 2025, which results in eight fewer days in the aggregate in Synopsys’ fiscal year 2025 as compared to its fiscal year 2024. These targets also assume no further changes to export control restrictions or the current U.S. government “Entity List” restrictions. These targets constitute forward-looking statements and are based on current expectations. For a discussion of factors that could cause actual results to differ materially from these targets, see “Forward-Looking Statements” below.

Third Quarter and Full Fiscal Year 2025 Financial Targets (1)

(in millions except per share amounts)

	Range for Three Months Ending July 31, 2025		Range for Fiscal Year Ending October 31, 2025
	Low	High	Low		High
Revenue	$1,755	$1,785		$6,745	$6,805
GAAP Expenses	$1,273	$1,293		$5,011	$5,068
Non-GAAP Expenses	$1,055	$1,065		$4,045	$4,085
Non-GAAP Interest and Other Income (Expense), net	$9	$11		$118	$122
Non-GAAP Tax Rate	16%	16%		16%	16%
Outstanding Shares (fully diluted)	156	158		156	158
GAAP EPS	$2.63	$2.74		$10.14	$10.34
Non-GAAP EPS	$3.82	$3.87		$15.11	$15.19
Operating Cash Flow			~$	1,500
Free Cash Flow(2)			~$	1,300
Capital Expenditures			~$	170

(1)	Targets do not reflect the impact of any future financing transactions related to the Ansys Merger (as defined below) or targets for the combined company.
(2)	Free cash flow is calculated as cash provided from operating activities less capital expenditures.

For a reconciliation of Synopsys’ third quarter and fiscal year 2025 targets, including expenses, earnings per diluted share and other measures on a GAAP and non-GAAP basis and a discussion of the financial targets that we are not able to reconcile without unreasonable efforts, see “GAAP to Non-GAAP Reconciliation” in the accompanying tables below.

Earnings Call Open to Investors

Synopsys will hold a conference call for financial analysts and investors today at 2:00 p.m. Pacific Time. A live webcast of the call will be available on Synopsys’ corporate website at www.investor.synopsys.com. Synopsys uses its website as a tool to disclose important information about Synopsys and comply with its disclosure obligations under Regulation Fair Disclosure. A webcast replay will also be available on the corporate website from approximately 5:30 p.m. Pacific Time today through the time Synopsys announces its results for the third quarter of fiscal year 2025.

Effectiveness of Information

The targets included in this press release, the statements made during the earnings conference call, the information contained in the financial supplement and the corporate overview presentation, each of which are available on Synopsys’ corporate website at www.synopsys.com (collectively, the “Earnings Materials”), represent Synopsys’ expectations and beliefs as of May 28, 2025. Although these Earnings Materials will remain available on Synopsys’ website through the date of the earnings call for the third quarter of fiscal year 2025, their continued availability through such date does not mean that Synopsys is reaffirming or confirming their continued validity. Synopsys undertakes no duty and does not intend to update any forward-looking statement, whether as a result of new information or future events, or otherwise update, the targets given in this press release unless required by law.

Availability of Final Financial Statements

Synopsys will include final financial statements for the second quarter of fiscal year 2025 in its quarterly report on Form 10-Q to be filed on or before June 9, 2025.

Reconciliation of Second Quarter Fiscal Year 2025 Results

The following tables reconcile the specific items excluded from GAAP in the calculation of non-GAAP net income, earnings per diluted share, and tax rate for the periods indicated below.

GAAP to Non-GAAP Reconciliation of Second Quarter Fiscal Year 2025 Results(1)

(unaudited and in thousands, except per share amounts)

	Three Months Ended April 30,		Six Months Ended April 30,
	2025	2024	2025	2024
GAAP net income from continuing operations attributed to Synopsys	$349,232	$299,111	$644,915	$736,561
Adjustments:
Amortization of acquired intangible assets	11,656	16,925	24,252	32,526
Stock-based compensation	201,723	162,346	388,002	327,487
Acquisition/divestiture related items	69,514	25,256	144,343	57,188
(Gain) loss on sale of strategic investments	2,435	—	2,435	(55,077)
Tax adjustments	(61,862)	(36,694)	(158,076)	(106,261)

Non-GAAP net income from continuing operations attributed to Synopsys	$572,698	$466,944	$1,045,871	$992,424

	Three Months Ended April 30,		Six Months Ended April 30,
	2025	2024	2025	2024
GAAP net income from continuing operations per diluted share attributed to Synopsys	$2.24	$1.92	$4.13	$4.73
Adjustments:
Amortization of acquired intangible assets	0.07	0.11	0.16	0.21
Stock-based compensation	1.29	1.04	2.48	2.10
Acquisition/divestiture related items	0.45	0.16	0.92	0.37
(Gain) loss on sale of strategic investments	0.02	—	0.02	(0.35)
Tax adjustments	(0.40)	(0.23)	(1.02)	(0.68)

Non-GAAP net income from continuing operations per diluted share attributed to Synopsys	$3.67	$3.00	$6.69	$6.38

Shares used in computing net income per diluted share amounts:	156,088	155,770	156,218	155,610

(1)

Synopsys’ second quarter of fiscal year 2025 and 2024 ended on April 30, 2025 and May 4, 2024, respectively. For presentation purposes, we refer to the closest calendar month end. Fiscal year 2024 was a 53-week year, which included an extra week in the first quarter.

GAAP to Non-GAAP Tax Rate Reconciliation (1)

(unaudited)

	Three Months Ended April 30, 2025	Six Months Ended April 30, 2025
GAAP effective tax rate	11.9%	5.9%
Stock-based compensation	(0.5)%	1.5%
Acquisition/divestiture related items (2)	0.9%	5.4%
Tax adjustments (3)	3.7%	3.2%

Non-GAAP effective tax rate	16.0%	16.0%

(1)	Presented on a continuing operations basis.
(2)	The adjustment is primarily due to the capital loss on the sale of Synopsys’ ownership in OpenLight Photonics, Inc.
(3)	The adjustments are primarily related to the differences in the tax rate effect of certain deductions, such as the deduction for foreign-derived intangible income and credits.

Reconciliation of 2025 Targets

The following tables reconcile the specific items excluded from GAAP in the calculation of non-GAAP targets for the periods indicated below.

GAAP to Non-GAAP Reconciliation of Third Quarter Fiscal Year 2025 Targets

(in thousands, except per share amounts)

	Range for Three Months Ending July 31, 2025
	Low	High
Target GAAP expenses	$1,273,000	$1,293,000
Adjustments:
Amortization of acquired intangible assets	(11,000)	(14,000)
Stock-based compensation	(207,000)	(214,000)

Target non-GAAP expenses	$1,055,000	$1,065,000

	Range for Three Months Ending July 31, 2025
	Low	High
Target GAAP earnings per diluted share attributed to Synopsys	$2.63	$2.74
Adjustments:
Amortization of acquired intangible assets	0.09	0.07
Stock-based compensation	1.36	1.32
Acquisition/divestiture related items (1)	0.01	—
Tax adjustments	(0.27)	(0.26)

Target non-GAAP earnings per diluted share attributed to Synopsys	$3.82	$3.87

Shares used in non-GAAP calculation (midpoint of target range)	157,000	157,000

GAAP to Non-GAAP Reconciliation of Full Fiscal Year 2025 Targets

(in thousands, except per share amounts)

	Range for Fiscal Year Ending October 31, 2025
	Low	High
Target GAAP expenses	$5,011,252	$5,068,252
Adjustments:
Amortization of acquired intangible assets	(46,000)	(51,000)
Stock-based compensation	(820,000)	(832,000)
Acquisition/divestiture related items (1)	(100,252)	(100,252)

Target non-GAAP expenses	$4,045,000	$4,085,000

	Range for Fiscal Year Ending October 31, 2025
	Low	High
Target GAAP earnings per diluted share attributed to Synopsys	$10.14	$10.34
Adjustments:
Amortization of acquired intangible assets	0.32	0.29
Stock-based compensation	5.30	5.22
Acquisition/divestiture related items (1)	0.93	0.92
Gain on sale of strategic investments	0.02	0.02
Tax adjustments	(1.60)	(1.60)

Target non-GAAP earnings per diluted share attributed to Synopsys	$15.11	$15.19

Shares used in non-GAAP calculation (midpoint of target range)	157,000	157,000

(1)

Adjustments reflect actual expenses incurred by Synopsys as of April 30, 2025 or certain contractually obligated financing fees and related amortization expenses, and do not fully reflect all potential adjustments for future periods for the reasons set forth in “GAAP to Non-GAAP Reconciliation” below.

Forward-Looking Statements

This press release and the investor conference call contain forward-looking statements, including, but not limited to, statements regarding short-term and long-term financial targets, expectations and objectives including, among others, our long-term financial objectives, which include the anticipated effects of our pending acquisition of ANSYS, Inc. (the Ansys Merger); our products, technology and services; business and market outlook, opportunities, strategies and technological trends, such as artificial intelligence; the Ansys Merger, including, among other things, the anticipated timing of closing, the status of the related regulatory approvals, and its expected impact; planned dispositions and their expected impact; the potential impact of the uncertain macroeconomic environment on our financial results, including, but not limited to, the effects of sustained global inflationary pressures and elevated interest rates, potential economic slowdowns or recessions, supply chain disruptions, geopolitical pressures, including, among others, the unknown impact of current and future U.S. and foreign trade regulations, government actions and regulatory changes, such as export control restrictions and tariffs, and regional or global military conflicts, and fluctuations in foreign exchange rates, and associated global economic conditions; customer demand and market expansion; our planned product releases and capabilities; industry growth rates; the expected realization of our contracted but unsatisfied or partially unsatisfied performance obligations (backlog); software trends; planned stock repurchases; our expected tax rate; and the impact and result of pending legal, regulatory, administrative and tax proceedings. These statements involve risks, uncertainties and other factors that could cause our actual results, time frames or achievements to differ materially from those expressed or implied in such forward-looking statements. Such risks, uncertainties and factors include, but are not limited to: macroeconomic conditions and geopolitical uncertainty in the global economy; uncertainty in the growth of the semiconductor and electronics industries; the highly competitive industry we operate in; actions by the U.S. or foreign governments, such as the imposition of additional export restrictions or tariffs; consolidation among our customers and our dependence on a relatively small number of large customers; risks and compliance obligations relating to the global nature of our operations; failure to complete the Ansys Merger on the terms described in our filings with the SEC, if at all; failure to obtain required governmental approvals related to the Ansys Merger or the imposition of conditions to such governmental approvals that may have an adverse effect on us; failure to realize the benefits expected from the Ansys Merger; and more. Additional information on potential risks, uncertainties and other factors that could affect Synopsys’ results is included in filings we make with the SEC from time to time, including in the sections entitled “Risk Factors” in our latest Annual Report on Form 10-K and in our latest Quarterly Report on Form 10-Q. The financial information contained in this press release should be read in conjunction with the consolidated financial statements and notes thereto included in Synopsys’ most recent reports on Forms 10-K and 10-Q, each as may be amended from time to time. Synopsys’ financial results for its second quarter of fiscal year 2025 are not necessarily indicative of Synopsys’ operating results for any future periods. The information provided herein is as of May 28, 2025. Synopsys undertakes no duty to, and does not intend to, update any forward-looking statement, whether as a result of new information, future events or otherwise, unless required by law.

SYNOPSYS, INC.

Unaudited Condensed Consolidated Statements of Income (1)

(in thousands, except per share amounts)

	Three Months Ended April 30,		Six Months Ended April 30,
	2025	2024	2025	2024
Revenue:
Time-based products	$828,326	$781,714	$1,656,564	$1,586,777
Upfront products	510,676	396,389	878,800	838,755

Total products revenue	1,339,002	1,178,103	2,535,364	2,425,532
Maintenance and service	265,264	276,609	524,217	540,169

Total revenue	1,604,266	1,454,712	3,059,581	2,965,701
Cost of revenue:
Products	216,216	198,719	385,058	374,217
Maintenance and service	94,471	88,178	187,008	178,718

Amortization of acquired intangible assets	7,660	13,500	16,256	26,655

Total cost of revenue	318,347	300,397	588,322	579,590

Gross margin	1,285,919	1,154,315	2,471,259	2,386,111
Operating expenses:
Research and development	553,979	493,136	1,107,195	1,018,670
Sales and marketing	215,021	209,783	424,220	428,626
General and administrative	136,497	114,763	303,583	246,027
Amortization of acquired intangible assets	3,996	4,561	7,996	8,090

Total operating expenses	909,493	822,243	1,842,994	1,701,413

Operating income	376,426	332,072	628,265	684,698
Interest expense	(94,336)	(7,067)	(105,475)	(8,805)
Other income (expense), net	114,101	16,525	164,518	123,091

Income before income taxes	396,191	341,530	687,308	798,984
Provision (benefit) for income taxes	47,181	45,437	40,887	68,346

Net income from continuing operations	349,010	296,093	646,421	730,638
Income (loss) from discontinued operations, net of income taxes	(3,900)	(7,004)	(3,900)	4,658

Net income	345,110	289,089	642,521	735,296
Less: Net income (loss) attributed to non-controlling interest and redeemable non-controlling interest	(222)	(3,018)	1,506	(5,923)

Net income attributed to Synopsys	$345,332	$292,107	$641,015	$741,219

Net income (loss) attributed to Synopsys
Continuing operations	$349,232	$299,111	$644,915	$736,561
Discontinued operations	(3,900)	(7,004)	(3,900)	4,658

Net income	$345,332	$292,107	$641,015	$741,219

Net income (loss) per share attributed to Synopsys - basic:
Continuing operations	$2.25	$1.96	$4.17	$4.83
Discontinued operations	(0.02)	(0.05)	(0.03)	0.03

Basic net income per share	$2.23	$1.91	$4.14	$4.86

Net income (loss) per share attributed to Synopsys - diluted:
Continuing operations	$2.24	$1.92	$4.13	$4.73
Discontinued operations	(0.03)	(0.04)	(0.03)	0.03

Diluted net income per share	$2.21	$1.88	$4.10	$4.76

Shares used in computing per share amounts:
Basic	154,927	152,971	154,666	152,629

Diluted	156,088	155,770	156,218	155,610

(1)

Synopsys’ second quarter of fiscal year 2025 and 2024 ended on April 30, 2025 and May 4, 2024, respectively. For presentation purposes, we refer to the closest calendar month end. Fiscal year 2024 was a 53-week year, which included an extra week in the first quarter.

SYNOPSYS, INC.

Unaudited Condensed Consolidated Balance Sheets (1)

(in thousands, except par value amounts)

	April 30, 2025	October 31, 2024
ASSETS:
Current assets:
Cash and cash equivalents	$14,119,095	$3,896,532
Short-term investments	144,816	153,869

Total cash, cash equivalents and short-term investments	14,263,911	4,050,401
Accounts receivable, net	1,002,195	934,470
Inventories	395,339	361,849
Prepaid and other current assets	1,217,584	1,122,946

Total current assets	16,879,029	6,469,666
Property and equipment, net	571,982	563,006
Operating lease right-of-use assets, net	585,704	565,917
Goodwill	3,461,272	3,448,850
Intangible assets, net	173,394	195,164
Deferred income taxes	1,509,159	1,247,258
Other long-term assets	575,977	583,700

Total assets	$23,756,517	$13,073,561

LIABILITIES, REDEEMABLE NON-CONTROLLING INTEREST AND STOCKHOLDERS’ EQUITY:
Current liabilities:
Accounts payable and accrued liabilities	$903,546	$1,163,592
Operating lease liabilities	104,170	94,791
Deferred revenue	1,375,398	1,391,737
Short-term debt	22,962	—

Total current liabilities	2,406,076	2,650,120
Long-term operating lease liabilities	587,438	574,065
Long-term deferred revenue	331,133	340,831
Long-term debt	10,027,681	15,601
Other long-term liabilities	488,584	469,738

Total liabilities	13,840,912	4,050,355
Redeemable non-controlling interest	—	30,000
Stockholders’ equity:
Preferred stock, $0.01 par value: 2,000 shares authorized; none outstanding	—	—
Common stock, $0.01 par value: 400,000 shares authorized; 155,146 and 154,112 shares outstanding, respectively	1,552	1,541

Capital in excess of par value	1,219,021	1,211,206
Retained earnings	9,624,282	8,984,105
Treasury stock, at cost: 2,115 and 3,148 shares, respectively	(689,001)	(1,025,770)
Accumulated other comprehensive income (loss)	(240,136)	(180,380)

Total Synopsys stockholders’ equity	9,915,718	8,990,702
Non-controlling interest	(113)	2,504

Total stockholders’ equity	9,915,605	8,993,206

Total liabilities, redeemable non-controlling interest and stockholders’ equity	$23,756,517	$13,073,561

(1)

Synopsys’ second quarter of fiscal year 2025 ended on April 30, 2025 and its fiscal year 2024 ended on November 2, 2024, respectively. For presentation purposes, we refer to the closest calendar month end. Fiscal year 2024 was a 53-week year, which included an extra week in the first quarter.

SYNOPSYS, INC.

Unaudited Condensed Consolidated Statements of Cash Flows (1)

(in thousands)

	Six Months Ended April 30,
	2025	2024
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$642,521	$735,296
Adjustments to reconcile net income to net cash provided by operating activities:
Amortization and depreciation	96,838	123,886
Reduction of operating lease right-of-use assets	51,728	48,179
Amortization of capitalized costs to obtain revenue contracts	25,405	37,912
Stock-based compensation	388,186	358,487
Allowance for credit losses	15,940	9,987
(Gain) loss on sale of strategic investments	2,435	(55,077)
Gain on sale of building	(51,385)	—
Loss on divestitures, net of transaction costs	8,299	—
Amortization of bridge financing costs	40,411	7,085
Amortization of debt issuance costs	2,348	—
Deferred income taxes	(237,170)	(170,854)
Other	(181)	(2,607)
Net changes in operating assets and liabilities, net of effects from acquisitions and dispositions:
Accounts receivable	(74,098)	20,889
Inventories	(39,766)	(60,518)
Prepaid and other current assets	(140,472)	(191,595)
Other long-term assets	(36,058)	(104,551)
Accounts payable and accrued liabilities	(242,529)	(142,086)
Operating lease liabilities	(48,617)	(48,709)

Income taxes	(36,870)	(229,536)
Deferred revenue	(37,412)	52,612
Unrealized loss on settlement of interest rate treasury lock	(121,643)	—

Net cash provided by operating activities	207,910	388,800

CASH FLOWS FROM INVESTING ACTIVITIES:
Proceeds from maturities of short-term investments	35,461	63,159
Proceeds from sales of short-term investments	22,015	—
Purchases of short-term investments	(47,558)	(65,861)
Proceeds from sales of strategic investments	—	55,696
Purchases of strategic investments	(3,368)	(860)
Purchases of property and equipment, net	(96,303)	(78,763)
Proceeds from sale of building	74,279	—
Acquisitions, net of cash acquired	—	(139,557)
Proceeds from business divestiture, net of cash divested	70,082	—
Other	(611)	—

Net cash provided by (used in) investing activities	53,997	(166,186)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from debt, net of issuance costs	10,034,464	—
Repayments on debt and credit facilities	(1,289)	(1,303)
Payment of bridge financing and term loan costs	—	(54,715)
Issuances of common stock	118,308	115,111
Payments for taxes related to net share settlement of equity awards	(166,872)	(212,577)
Redemption of redeemable non-controlling interest	(30,000)	—
Other	—	(1,096)

Net cash provided by (used in) financing activities	9,954,611	(154,580)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	8,186	2,423

Net change in cash, cash equivalents and restricted cash	10,224,704	70,457
Cash, cash equivalents and restricted cash, beginning of year, including cash from discontinued operations	3,898,729	1,441,187

Cash, cash equivalents and restricted cash, end of period, including cash from discontinued operations	14,123,433	1,511,644

Less: Cash, cash equivalents and restricted cash from discontinued operations	—	6,445

Cash, cash equivalents and restricted cash from continuing operations	$14,123,433	$1,505,199

(1)

Synopsys’ second quarter of fiscal year 2025 and 2024 ended on April 30, 2025 and May 4, 2024, respectively. For presentation purposes, we refer to the closest calendar month end. Fiscal year 2024 was a 53-week year, which included an extra week in the first quarter.

Synopsys provides segment information, namely revenue, adjusted segment operating income and adjusted segment operating margin, in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 280, Segment Reporting. Synopsys’ chief operating decision maker (“CODM”) is our Chief Executive Officer. In evaluating our business segments, the CODM considers the income and expenses that the CODM believes are directly related to those segments. The CODM does not allocate certain operating expenses managed at a consolidated level to our business segments and, as a result, the reported operating income and operating margin do not include these unallocated expenses as shown in the table below. These unallocated expenses are presented in the table below to provide a reconciliation of the total adjusted operating income from segments to our consolidated operating income from continuing operations:

SYNOPSYS, INC.

Business Segment Reporting (1)(2)

(in millions)

	Three Months Ended April 30, 2025	Three Months Ended April 30, 2024	Six Months Ended April 30, 2025	Six Months Ended April 30, 2024
Revenue by segment
- Design Automation	$1,122.3	$1,054.9	$2,142.5	$2,040.3
% of Total	70.0%	72.5%	70.0%	68.8%
- Design IP	$482.0	$399.8	$917.1	$925.4
% of Total	30.0%	27.5%	30.0%	31.2%
Adjusted operating income by segment
- Design Automation	$458.8	$418.2	$863.4	$777.7
- Design IP	$150.5	$124.8	$277.1	$370.5
Adjusted operating margin by segment
- Design Automation	40.9%	39.6%	40.3%	38.1%
- Design IP	31.2%	31.2%	30.2%	40.0%

Total Adjusted Segment Operating Income Reconciliation (1)(2)

(in millions)

	Three Months Ended April 30, 2025	Three Months Ended April 30, 2024	Six Months Ended April 30, 2025	Six Months Ended April 30, 2024
GAAP total operating income – as reported	$376.4	$332.1	$628.3	$684.7
Other expenses managed at consolidated level
-Amortization of acquired intangible assets(3)	11.7	18.1	24.3	34.7
-Stock-based compensation (3)	201.7	162.7	388.2	328.2

-Non-qualified deferred compensation plan	(20.1)	11.1	(0.5)	50.5
-Acquisition/divestiture related items (4)	39.6	19.2	100.3	50.1

Total adjusted segment operating income	$609.3	$543.0	$1,140.5	$1,148.2

(1)	Synopsys manages the business on a long-term, annual basis, and considers quarterly fluctuations of revenue and profitability as normal elements of our business. Amounts may not foot due to rounding.
(2)

Synopsys’ second quarter of fiscal year 2025 and 2024 ended on April 30, 2025 and May 4, 2024, respectively. For presentation purposes, we refer to the closest calendar month end. Fiscal year 2024 was a 53-week year, which included an extra week in the first quarter.

(3)	The adjustment includes non-GAAP expenses attributable to non-controlling interest and redeemable non-controlling interest.
(4)

The adjustment excludes the amortization of bridge financing costs entered into in connection with the pending Ansys Merger that was recorded in interest expense, and certain divestiture related items that were recorded in other income (expense), net in our unaudited condensed consolidated statements of income.

GAAP to Non-GAAP Reconciliation

Synopsys continues to provide all information required in accordance with GAAP but acknowledges evaluating its ongoing operating results may not be as useful if an investor is limited to reviewing only GAAP financial measures. Accordingly, Synopsys presents non-GAAP financial measures in reporting its financial results to provide investors with an additional tool to evaluate Synopsys’ operating results in a manner that focuses on what Synopsys believes to be its core business operations and what Synopsys uses to evaluate its business operations and for internal budgeting and resource allocation purposes. This press release includes non-GAAP earnings per diluted share, non-GAAP net income and non-GAAP tax rate for the periods presented. It also includes future estimates for non-GAAP expenses, non-GAAP interest and other income (expense), non-GAAP tax rate, non-GAAP earnings per diluted share and free cash flow. These non-GAAP financial measures may be different from non-GAAP financial measures used by other companies.

When possible, Synopsys provides a reconciliation of non-GAAP financial measures to their most closely applicable GAAP financial measures. Synopsys is unable to provide a full reconciliation of certain third quarter and full fiscal year 2025 non-GAAP financial targets to the corresponding GAAP financial measures on a forward-looking basis because Synopsys believes that it would not be possible for it to have the required information necessary to quantitatively reconcile such measures with sufficient precision without unreasonable efforts due to, among other things, the potential variability and limited predictability of the excluded adjustment items necessary for a full reconciliation such as certain acquisition/divestiture related items, restructuring charges, tax deduction variability, changes in the fair value of non-qualified deferred compensation plan, and gains (losses) on the sale of strategic investments. For the same reasons, Synopsys is unable to address the probable significance of the unavailable information.

Synopsys’ management does not itself, nor does it suggest that investors should, consider such non-GAAP financial measures in isolation from, as superior to, or as a substitute for, financial information prepared in accordance with GAAP. These non-GAAP financial measures are meant to supplement, and be viewed in conjunction with, the corresponding GAAP financial measures. Synopsys’ management believes presentation of non-GAAP financial measures, when shown in conjunction with the corresponding GAAP financial measures, provides useful information to investors allowing them to view financial and business trends relating to our financial condition and results of operations through the eyes of management. Synopsys’ management evaluates and makes decisions about our business operations using both GAAP financial measures and non-GAAP financial measures to help facilitate internal comparisons to Synopsys’ historical operating results and forecasted targets, planning and forecasting in subsequent periods and comparisons to competitors’ operating results.

The following are descriptions of the adjustments made to reconcile non-GAAP financial measures (other than free cash flow, which is defined in the footnote to the Financial Targets table above) to the most directly comparable GAAP financial measures:

(i) Amortization of acquired intangible assets. We incur expenses from amortization of acquired intangible assets, which may include impairment charges from write-downs of acquired intangible assets. Acquired intangible assets include, among other things, core/developed technology, customer relationships, contract rights, trademarks and trade names, and other intangibles related to acquisitions. We amortize the intangible assets over their estimated useful lives. We do not enter into acquisitions on a predictable cycle. The amount of an acquisition’s purchase price allocated to intangible assets and their estimated useful lives can vary significantly and are unique to each acquisition. From time to time, we incur impairment charges due to write-downs of acquired intangible assets. We believe that the presentation of non-GAAP financial measures that adjust for the amortization of intangible assets, including impairment charges, provides investors and others with a consistent basis for comparison across accounting periods. We also exclude this item because such expenses are non-cash in nature and we believe the non-GAAP financial measures excluding this item provide meaningful supplemental information regarding our core operational performance and liquidity, and ability to invest in research and development and fund future acquisitions and capital expenditures.

(ii) Stock-based compensation. Stock-based compensation expenses consist primarily of expenses related to restricted stock units, stock options, employee stock purchase rights and other stock awards, including such expenses associated with acquisitions. We exclude stock-based compensation expense from our non-GAAP financial measures primarily because it is not an expense that typically requires or will require cash settlement by us. Further, the expense for the fair value of the stock-based instruments we utilize may bear little resemblance to the actual value realized upon the vesting or future exercise of the related stock-based awards and, therefore, is not used by management to assess the core profitability of our business operations.

(iii) Acquisition/divestiture related items. In connection with certain of our business combinations and/or divestitures, we incur significant expenses that we would not have otherwise incurred as part of our business operations. These expenses include, among other things, compensation expenses, professional fees and other direct expenses, concurrent restructuring activities and divestiture activities, including employee severance and other exit costs, bridge financing costs, costs related to integration activities, debt forgiveness, changes to the fair value of contingent consideration related to the acquired company, and amortization of the fair value difference of below-market value assets arising from arrangements entered into or acquired in conjunction with an acquisition. We also recognize the gains and losses from the mark-up of equity or cost method investments to fair value upon obtaining control through acquisition. We exclude these items because they are related to acquisitions and divestitures and have no direct correlation to the core operation of our business. Further, because we do not acquire or divest businesses on a predictable cycle and the terms of each transaction can vary significantly and are unique to each transaction, we believe it is useful to exclude such expenses when looking for a consistent basis for comparison across accounting periods.

(iv) Restructuring charges. We initiate restructuring activities to align our costs to our operating plans and business strategies based on then-current economic conditions, and such activities have a specific and defined term. Restructuring costs generally include severance and other termination benefits related to voluntary retirement programs, involuntary headcount reductions and facilities closures. Such restructuring costs include elimination of operational redundancy, permanent reductions in workforce and facilities closures and, therefore, are not considered by us to be a part of the core operation of our business and are not used by management when assessing the core profitability and performance of our business operations.

(v) Gains (losses) on the sale of strategic investments. We exclude gains and losses on the sale of equity investments in privately held companies because we do not believe they are reflective of our core business and operating results.

(vi) Deferred compensation. We exclude changes in the fair value of our non-qualified deferred compensation plan because we do not use these to assess the core profitability of our business operations.

(vii) Income tax effect of non-GAAP pre-tax adjustments. Excluding the income tax effect of non-GAAP pre-tax adjustments from the provision for income taxes assists investors in understanding the tax provision associated with those adjustments and the effect on net income. We utilize an annual non-GAAP tax rate in calculating non-GAAP financial measures to provide better consistency across interim reporting periods by eliminating the effects of certain non-recurring and other period-specific items, which can vary in size and frequency and do not necessarily reflect our normal operations, and to more closely align our tax rate with our expected geographic earnings mix. This annual non-GAAP tax rate is based on an evaluation of our historical and projected mix of U.S. and international profit before tax, taking into account the impact of non-GAAP adjustments, U.S. tax law changes, as well as other factors such as our current tax structure, existing tax positions and expected recurring tax incentives. Based on these considerations, we have elected to adopt a non-GAAP tax rate of 16% for fiscal year 2025.

About Synopsys

Catalyzing the era of pervasive intelligence, Synopsys, Inc. (Nasdaq: SNPS) delivers trusted and comprehensive silicon to systems design solutions, from electronic design automation to silicon IP and system verification and validation. We partner closely with semiconductor and systems customers across a wide range of industries to maximize their R&D capability and productivity, powering innovation today that ignites the ingenuity of tomorrow. Learn more at www.synopsys.com.

© 2025 Synopsys, Inc. All rights reserved. Synopsys, the Synopsys logo, and other Synopsys trademarks are available at https://www.synopsys.com/company/legal/trademarks-brands.html. Other company or product names may be trademarks of their respective owners.